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                                                                     EXHIBIT 5.1

[KPMG LOGO]


                  KPMG LLP                              Telephone (604) 691-3000
                  CHARTERED ACCOUNTANTS                 Fax       (604) 691-3031
                  PO Box 10426 777 Dunsmuir Street      Internet  www.kpmg.ca
                  Vancouver BC V7Y 1K3
                  Canada




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
AnorMED Inc.



We consent to the use in the registration statement on Form F-10 of AnorMED Inc. of our report dated May 12, 2006, except for note 14(b) which is as of June 2, 2006, with respect to the consolidated balance sheets of AnorMED Inc. as at March 31, 2006 and 2005 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2006, incorporated by reference herein.



/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada
August 28, 2006





KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.